Exhibit 99.1

Flux Power Reports First Quarter Fiscal 2023 Financial Results

First Quarter Fiscal 2023 Revenue Increased 184% to a Record $17.8 Million

First Quarter Fiscal 2023 Gross Profit Increased 195% to $3.9 Million

Management to Host Conference Call Today at 4:30 p.m. Eastern Time

Vista, CA — November 10, 2022 — Flux Power Holdings, Inc. (NASDAQ: FLUX), a developer of advanced lithium-ion energy storage solutions for electrification of commercial and industrial equipment, has reported its financial and operational results for the fiscal first quarter ended September 30, 2022.

Key Financial & Operational Highlights for the First Quarter Fiscal Year 2023

●	Shipments (Revenue) increased 184% to $17.8M in Q1’23 compared to Q1’22 revenue of $6.3M.

●	Gross profit Increased 195% to $3.9M in Q1’23 compared to $1.3M in Q1’22.

●	Q1’23 gross margin was 22% compared to 21% in Q1’22, reflecting recovery from pandemic driven material cost increases

●	Achieved 17th consecutive quarter of year-over-year revenue growth.

●	Customer order backlog totaled $26.9M as of September 30, 2022.

●	Strategic Supply Chain & Profitability Improvement Initiatives continued to accelerate path to cash flow breakeven, including:

○	Utilized lower cost, more reliable, and secondary suppliers of key components including cells, steel, electronics, circuit boards and other key components;

○	Improved manufacturing capacity and production processes (including implementing Lean Manufacturing) to increase throughput, reduce the time to fulfill customer orders and improve gross margins;

○	Increased inventory turns from 3.4 to 3.6 during the quarter ended September 30, 2022, while increasing inventory to $18.9M to mitigate supply chain disruptions and support timely deliveries;

○	Introduced new product designs to lower costs, simplify part count and cost, and improve serviceability;

○	Launched in-house automated cell module production initiative to manage module SKUs and accommodate diversification of cell suppliers;

○	Expanded customer base, acquiring two major Fortune 500 customers;

○	Developed in-house vibration table and temperature control unit for battery testing, enabling lower cost and expedited UL testing.

Backlog Summary

Fiscal Quarter Ended	Beginning Backlog	New Orders	Shipments	Ending Backlog
June 30, 2021	$5,910,000	$15,053,000	$8,339,000	$12,624,000
September 30, 2021	$12,624,000	$13,122,000	$6,313,000	$19,433,000
December 31, 2021	$19,433,000	$19,819,000	$7,837,000	$31,415,000
March 31, 2022	$31,415,000	$20,495,000	$13,317,000	$38,593,000
June 30, 2022	$38,593,000	$11,622,000	$15,195,000	$35,020,000
September 30, 2022	$35,020,000	$9,678,000	$17,840,000	$26,858,000

CEO Commentary

“Our first quarter of fiscal year 2023 delivered our 17th consecutive quarter of year-over-year revenue growth and further reduction of our backlog as we continue to focus on fulfilling orders,” said Ron Dutt, Chief Executive Officer of Flux Power. “This quarter saw gross profit increase 195% to $3.9M and gross margin expand to 22% compared to $1.3M and 21%, respectively, in the year-ago period. Growth was driven by both installed and new customers, while new order flow in First Quarter reflected unevenness of purchasing patterns. Progress with new accounts was substantial, adding 4 new customers in the new fiscal year, which have fleet potential and at least seven-figure revenue potential.

“Our emphasis on building strong partnerships with our existing customers has enhanced our order volume, with nearly 90% of revenue during the quarter contributed from customers with whom we have had long-term relationships. Our strategic focus on relationship business with an emphasis on price, service, and quality, continues to provide ongoing new purchase needs and service requirements. We believe business from our installed base will represent the future of expanding revenues as these relationships help drive new customers to our technology and ensures our customers have the most updated products and services.

“During the first fiscal quarter ongoing efforts to fulfill timely shipment of our orders reduced our backlog to $26.9 million as of September 30, 2022, down from $35.0 million in the prior quarter. Our reduced backlog has been facilitated by improvement in sourcing actions to mitigate part shortages and to increase confidence in future supplier performance. Our strategic initiatives to accelerate backlog conversion to shipments and increase inventory turns are also driving revenue results and gross margins that we believe will lead toward profitability.

“Although global supply chain disruptions have improved, we increased our inventory of raw materials and component parts to $18.9 million as of September 30, 2022, to mitigate supply chain disruptions and support timely deliveries. To address disruptions, we have improved production process improvements and supply chain management. We have launched an in-house automated modular production initiative to manage module SKUs and accommodate diversification of cell suppliers; and also utilized lower cost, more reliable, and secondary suppliers of key components including cells, steel, electronics, circuit boards and other key components. These initiatives should drive inventory reductions.

“As of November 4, 2022, we believe that our existing cash, together with $1.4 million that currently remains available under our $8.0 million revolving line of credit with Silicon Valley Bank (“SVB Credit Facility”), and $4.0 million available under the subordinated line of credit (“Subordinated LOC”), will be sufficient to meet our anticipated capital resources to fund planned operations for the next twelve (12) months.

“Looking ahead, we believe the combination of existing customer orders and acquisition of new customers who want the benefits of lithium-ion technology business can drive continued revenue growth. We are encouraged by strong purchase orders, improving backlog and continued expansion of margins through improved sourcing and supply chain management, continual process improvement, and pricing.

While our current highest priority is achieving profitability, subsequently we anticipate expanding into new markets having strong demand for our value proposition of high performance and service at lower cost. I look forward to providing additional updates in the months to come,” concluded Dutt.

Q1’23 Financial Results

●	Revenue for the fiscal first quarter of 2023 increased by 184% to $17.8 million compared to $6.3 million in the fiscal first quarter of 2022, driven by increased sales volumes and models with higher selling prices, including greater sales to existing and new customers.

●	Gross profit for the fiscal first quarter of 2023 increased to $3.9 million compared to a gross profit of $1.3 million in the fiscal first quarter of 2022. Gross margin was 22% in the fiscal first quarter of 2023 as compared to 21% in the fiscal first quarter of 2022, reflecting higher volume of units sold with greater gross margin and lower cost of sales as a result of the gross margin improvement initiatives.

●	Selling & Administrative expenses increased to $4.5 million in the fiscal first quarter of 2023 from $3.5 million in the fiscal first quarter of 2022, reflecting increases in outbound shipping costs, personnel expenses related to new hires and temporary labor, and an increase in insurance premiums.

●	Research & Development expenses decreased to $1.2 million in the fiscal first quarter of 2023, compared to $2.0 million in the fiscal first quarter of 2022, primarily due to lower staff related expenses and expenses related to development of new products.

●	Net loss for the fiscal first quarter of 2023 decreased to $2.1 million from a net loss of $4.1 million in the fiscal first quarter of 2022, principally reflecting gross margin profit from higher revenue, partially offset by increases in operating expenses and interest expense.

●	Adjusted EBITDA loss was $1.5 million for the fiscal first quarter of 2023, an improvement from an adjusted EBITDA loss of $3.8 million for the fiscal first quarter of 2022.

●	Cash was $0.3 million at September 30, 2022, as compared to $0.5 million at June 30, 2022. Available working capital include: our line of credit as of November 4, 2022 under our $8.0 million revolving line of credit with Silicon Valley Bank (“SVB Credit Facility”) with an availability of $1.4 million; and $4.0 million available under the subordinated line of credit (“Subordinated LOC”); which provide total cash availability of $5.4 million. Cash requirements during the quarter were higher due to the purchase of inventory to support increasing sales orders.

●	Net cash used in operating activities decreased 87% to $0.6M in the fiscal first quarter of 2023 compared to $4.4M in the fiscal first quarter of 2022, primarily due to a decrease in net loss and an increase in accounts payable.

First Quarter Fiscal Year 2023 Results Conference Call

Flux Power CEO Ron Dutt and CFO Chuck Scheiwe will host the conference call, followed by a question-and-answer session. The conference call will be accompanied by a presentation, which can be viewed during the webcast or accessed via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date:	Thursday, November 10, 2022
Time:	4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time
Toll-free dial-in number:	1- 844-826-3035
International dial-in number:	1- 412-317-5195
Conference ID:	10171764

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at https://viavid.webcasts.com/starthere.jsp?ei=1574446&tp_key=aa786a7a11 and via the investor relations section of the Company’s website here.

A replay of the webcast will be available after 7:30 p.m. Eastern Time through February 10, 2023.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	10171764

About Flux Power Holdings, Inc.

Flux Power (NASDAQ: FLUX) designs, manufactures, and sells advanced lithium-ion energy storage solutions for electrification of a range of industrial and commercial sectors including material handling, airport ground support equipment (GSE), and stationary energy storage. Flux Power’s lithium-ion battery packs, including the proprietary battery management system (BMS) and telemetry, provide customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions. Lithium-ion battery packs reduce CO2 emissions and help improve sustainability and ESG metrics for fleets. For more information, please visit www.fluxpower.com.

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides additional information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION

(Unaudited)

	Three Months Ended September 30,
	2022	2021
Net loss	$(2,139,000)	$(4,130,000)
Add/Subtract:
Interest, net	328,000	3,000
Income tax provision	-	-
Depreciation and amortization	172,000	123,000
EBITDA	(1,639,000)	(4,004,000)
Add/Subtract:
Stock-based compensation	95,000	200,000
Adjusted EBITDA	$(1,544,000)	$(3,804,000)

Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified using “believes,” “expects” or similar expressions. Forward-looking statements involve several estimates, assumptions, risks, and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements include impact of COVID-19 on Flux Power’s business, results and financial condition; Flux Power’s ability to obtain raw materials and other supplies for its products at competitive prices and on a timely basis, particularly in light of the potential impact of the COVID-19 pandemic on its suppliers and supply chain; the development and success of new products, projected sales, cancellation of purchase orders, deferral of shipments, Flux Power’s ability to fulfill backlog orders or realize profit from the contracts reflected in backlog sale; Flux Power’s ability to fulfill backlog orders due to changes in orders reflected in backlog sales, Flux Power’s ability to obtain the necessary funds under the credit facilities, Flux Power’s ability to timely obtain UL Listing for its products, Flux Power’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance and purchase of current and new products, and changes in pricing, and Flux Power’s ability to negotiate and enter into a definitive agreement in connection with the Letter of Intent. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

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Blog: Flux Power Blog

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Twitter: @FLUXpwr

LinkedIn: Flux Power

Contacts

Media & Investor Relations:

info@fluxpower.com

External Investor Relations:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

FLUX@mzgroup.us

www.mzgroup.us

FLUX POWER HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2022	June 30, 2022
	(Unaudited)
ASSETS

Current assets:
Cash	$306,000	$485,000
Accounts receivable	11,596,000	8,609,000
Inventories, net	18,878,000	16,262,000
Other current assets	1,308,000	1,261,000
Total current assets	32,088,000	26,617,000
Right of use asset	2,558,000	2,597,000
Property, plant and equipment, net	1,758,000	1,578,000
Other assets	42,000	89,000

Total assets	$36,446,000	$30,881,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$13,505,000	$6,645,000
Accrued expenses	2,228,000	2,209,000
Line of credit	5,651,000	4,889,000
Deferred revenue	347,000	163,000
Customer deposits	10,000	175,000
Vehicle lease payable, current portion	13,000	-
Office lease payable, current portion	523,000	504,000
Accrued interest	2,000	1,000
Total current liabilities	22,279,000	14,586,000

Office lease payable, less current portion	2,222,000	2,361,000
Vehicle lease payable, less current portion	55,000	-

Total liabilities	24,556,000	16,947,000

Stockholders’ equity:

Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 15,998,336 and 15,996,658 shares issued and outstanding at September 30, 2022 and June 30, 2022, respectively	16,000	16,000
Additional paid-in capital	95,827,000	95,732,000
Accumulated deficit	(83,953,000)	(81,814,000)

Total stockholders’ equity	11,890,000	13,934,000

Total liabilities and stockholders’ equity	$36,446,000	$30,881,000

FLUX POWER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,
	2022	2021
Revenues	$17,840,000	$6,271,000
Cost of sales	13,892,000	4,933,000

Gross profit	3,948,000	1,338,000

Operating expenses:
Selling and administrative	4,536,000	3,498,000
Research and development	1,223,000	1,967,000
Total operating expenses	5,759,000	5,465,000

Operating loss	(1,811,000)	(4,127,000)

Interest expense	(328,000)	(3,000)

Net loss	$(2,139,000)	$(4,130,000)

Net loss per share - basic and diluted	$(0.13)	$(0.30)

Weighted average number of common shares outstanding - basic and diluted	15,997,296	13,804,475

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(2,139,000)	$(4,130,000)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	172,000	123,000
Stock-based compensation	95,000	200,000
Amortization of debt discount	229,000
Noncash lease expense	117,000	106,000
Allowance for inventory reserve	25,000	24,000
Changes in operating assets and liabilities:
Accounts receivable	(2,987,000)	1,586,000
Inventories	(2,641,000)	(3,357,000)
Other current assets	(229,000)	(567,000)
Accounts payable	6,860,000	2,123,000
Accrued expenses	19,000	(675,000)
Accrued interest	1,000	1,000
Office lease payable	(120,000)	(104,000)
Vehicle lease payable	(10,000)
Deferred revenue	184,000	103,000
Customer deposits	(165,000)	151,000
Net cash used in operating activities	(589,000)	(4,416,000)

Cash flows from investing activities
Purchases of equipment	(352,000)	(238,000)
Net cash used in investing activities	(352,000)	(238,000)

Cash flows from financing activities:
Proceeds from issuance of common stock in registered direct offering, net of offering costs		14,076,000
Proceeds from issuance of common stock in public offering, net of offering costs		1,602,000
Proceeds from revolving line of credit	12,900,000
Payments of revolving line of credit	(12,138,000)
Net cash provided by financing activities	762,000	15,678,000

Net change in cash	(179,000)	11,024,000
Cash, beginning of period	485,000	4,713,000

Cash, end of period	$306,000	$15,737,000